As filed with the Securities and Exchange Commission on June 14, 2016

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________________

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

___________________________

Delaware	3841	04-3153858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

150 Commercial Street

Sunnyvale, California 94086

Telephone: (408) 530-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________

Scott Durbin

150 Commercial Street

Sunnyvale, California 94086

Telephone: (408) 530-1900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Melanie Figueroa, Esq. Gabrielle Napolitano, Esq. Mitchell Silberberg & Knupp LLP 12 East 49th Street, 30th Floor New York, New York 10017 (917) 546-7707	Joseph Smith, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105-0302 (212) 370-1300

 __________________________

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒  Registration No. 333-210816

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee[2]

Common Stock, par value $0.0001 per share	$1,150,000	$115.80

(1)	In accordance with Rule 457(o) under the Securities Act of 933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The Registrant previously registered an aggregate of $14,375,000 of its shares on the Registrant’s Registration Statement on Form S-1 (File No. 333-210816) declared effective on June 13, 2016, for which a filing fee of $1,447.56 was previously paid.

The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to an increase in the proposed maximum aggregate offering price of the common stock , par value $0.0001 per share (the “Common Stock”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. (“Securities Act”) as described in the registration statement on Form S-1 (Registration No. 333-210816) declared effective on June 13, 2016 (the “Initial Registration Statement”). The Company is filing this registration statement for the sole purpose of increasing the maximum aggregate offering price for the Common Stock, by $1,150,000, pursuant to Rule 462(b) under the Securities Act for a maximum aggregate offering price of $15,525,000. In accordance with Rule 462(b), this registration statement incorporates by reference the Initial Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit Number	Description of Exhibit
5.1	Opinion of Mitchell Silberberg & Knupp LLP (previously included in Exhibit 5.1 filed with the Registration Statement on Form S-1 (File No. 333-210816) filed with the SEC on April 19, 2016)
23.1	Consent of Independent Registered Public Accounting Firm, Burr Pilger Mayer, Inc. (filed herewith)
23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1 referenced above)
24.1	Power of Attorney (previously filed on the signature page to the Registration Statement on Form S-1 (File No. 333-210816) filed with the SEC on April 19, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on June 14, 2016.

VIVEVE MEDICAL, INC.

	By:	/s/ Patricia Scheller
Date: June 14, 2016		Patricia Scheller, Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patricia Scheller	Chief Executive Officer and Director
Patricia Scheller	(Principal Executive Officer)	June 14, 2016

/s/ Scott Durbin	Chief Financial Officer
Scott Durbin	(Principal Financial and Accounting Officer)	June 14, 2016

/s/ Brigitte Smith*
Brigitte Smith	Director	June 14, 2016

/s/ Daniel Janney*
Daniel Janney	Director	June 14, 2016

/s/ Jon Plexico*
Jon Plexico	Director	June 14, 2016

* By:	/s/ Patricia Scheller
Patricia Scheller, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Mitchell Silberberg & Knupp LLP (previously included in Exhibit 5.1 filed with the Registration Statement on Form S-1 (File No. 333-210816) filed with the SEC on April 19, 2016)
23.1	Consent of Independent Registered Public Accounting Firm, Burr Pilger Mayer, Inc. (filed herewith)
23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1 referenced above)
24.1	Power of Attorney (previously filed on the signature page to the Registration Statement on Form S-1 (File No. 333-210816) filed with the SEC on April 19, 2016)